UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2004
                                                         -----------------

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                      001-31566                42-1547151
-----------------------------      ---------------------     -------------------
(State or Other Jurisdiction)      (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                           07306-4599
------------------------------------------                           ----------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01       Entry into a Material Definitive Agreement.
                -------------------------------------------

     As discussed in more detail below, certain compensatory plans or arrangements in which executive officers or directors participate were amended or adopted by the Board of Directors of Provident Financial Services, Inc. (the "Company").

     Board Fees. On December 23, 2004, the Board of Directors of Company, on the
     ----------
recommendation of the Governance/Nominating Committee of the Board, approved certain changes to the retainer and meeting fees for Board and Board Committee participation by non-management directors. The changes, which are effective January 1, 2005, are as follows:

     1)   An annual retainer of $5,000 for the Audit Committee Chairman.
     2)   An annual retainer of $5,000 for the Lead Director.
     3) An increase in the meeting fee to members of the Audit Committee from $800 to $1,000 per meeting.
     4) The elimination of the $25,000 annual retainer to the permanent members of the Executive Committee of the Board of Directors of The Provident Bank.
     5) A meeting fee of $1,000 to members of the Executive Committee of the Board of Directors of the Company, a new Board Committee that will meet on an as-needed basis.
     6) A meeting fee of $800 to members of the Loan Committee of the Board of Directors of The Provident Bank.

     2005  Performance-Based  Incentive Plan. On December 23, 2004, the Board of
     ---------------------------------------
Directors of the Company, on the recommendation of the Compensation Committee of the Board, approved a performance-based incentive plan for the payment of incentive compensation to senior officers, based on the Company's financial performance in 2005. The incentive payments will be payable in 2006, based on the Company's 2005 financial performance compared with 2005 targets relating to:
(i) earnings per share (weighted 50%); (ii) efficiency ratio (weighted 25%); and
(iii) return on average assets (weighted 25%) (collectively the "Corporate Targets"). For a majority of the senior officers who will participate, payment of incentive compensation to each officer will also be based on the officer's performance against his or her 2005 objectives.

     Incentive payments based on the Company's 2005 financial performance may be made if the Company's 2005 financial performance meets or exceeds 95% of the Corporate Targets ("Threshold"). Incentive payments will be a percentage of the senior officer's base salary, which percentage will increase based on the extent to which the Company's financial performance exceeds the Threshold. Using 2004 base salary levels and the current number of senior officers that could participate (20 persons), the aggregate incentive payments that may be made would range from approximately $816,000 at the Threshold level up to a maximum of approximately $2.4 million. Payments will be made in cash and in the form of restricted stock awards on a 75%/25% or 90%/10% basis, depending on the level of the senior officer.

     The Provident Bank 2005 Board of Directors  Voluntary Fee Deferral Plan. On
     -----------------------------------------------------------------------
December 23, 2004, the Board of Directors of The Provident Bank (the "Bank") approved the adoption of a new deferred compensation plan for the Board of

Directors of the Bank, known as The Provident Bank 2005 Board of Directors Voluntary Fee Deferral Plan (the "Plan"), and froze the existing deferred compensation plan for the Board of Directors of the Bank as of December 31, 2004, in order to satisfy the requirements of new Internal Revenue Code Section 409A created by the American Jobs Creation Act, which was signed into law on October 22, 2004. No additional contributions and/or deferrals will be made under the frozen plan. New Internal Revenue Code Section 409A changes the income tax treatment of nonqualified deferred compensation plans and imposes a number of new requirements that such plans must adopt, both in form and operation, in order to defer income for years beginning after December 31, 2004. The Plan will be governed by new Section 409A. Furthermore, accrued benefits under the frozen plan will continue to be governed by the terms of the frozen plan under the tax laws in effect prior to the enactment of Internal Revenue Code Section 409A.

     The Plan is a non-qualified plan that allows for the deferral of board fees by non-employee directors who elect to defer fees. Non-employee directors may elect to defer the receipt of 25%, 50%, 75% or 100% of board fees to a future year as determined by that director, so long as the distribution of such fees does not begin beyond the year of the director's normal retirement date. Normal Retirement is defined under the Plan as the date of the Board of Directors Annual Meeting after the director attained his or her seventy-second (72nd) birthday. Deferred fees are credited to an account established for the benefit of each participant, with interest credited at the prevailing prime rate. A participating director may receive the deferred payments pursuant to the director's election in a lump sum or over a three-year period, except in the event of a change in control (as defined in the Plan), death or disability (as defined in the Plan) or upon a Separation from Service (as defined in Internal Revenue Code Section 409A) prior to attaining age 65 under which circumstances a lump sum payment shall be made. In the event of a change in control, the undistributed balance of a participant's account will be distributed within 60 days of the change in control. Under no circumstances may a participating director accelerate the distribution of amounts in his or her account.

     The Provident Bank  Non-Qualified  Supplemental  Employee  Stock  Ownership
     ---------------------------------------------------------------------------
Plan.  On December  23, 2004,  the Board of  Directors of the Bank  approved the
----
adoption of a new deferred compensation plan for the executive management and key employees of the Bank, known as The Provident Bank Non-Qualified Supplemental Employee Stock Ownership Plan (the "Supplemental ESOP"). A prior resolution of the Board of Directors of the Bank froze the predecessor plan as to new contributions and/or deferrals earned following December 31, 2003. The Supplemental ESOP was adopted in order to satisfy the requirements of new Internal Revenue Code Section 409A created by the American Jobs Creation Act, which was signed into law on October 22, 2004.

     The Supplemental ESOP is a non-qualified plan that provides additional benefits to certain participants whose benefits under The Provident Bank Employee Stock Ownership Plan are limited by tax law limitations applicable to tax-qualified plans. Participation in the Supplemental ESOP is limited to a select group of executive management or highly compensated employees as designated by the Board of Directors. The Supplemental ESOP requires a contribution by the Bank for each participant who also participates in The Provident Bank Employee Stock Ownership Plan equal to the amount which would have been contributed under the terms of The Provident Bank Employee Stock
Ownership Plan but for the tax law limitations, less the amount actually contributed under The Provident Bank Employee Stock Ownership Plan. This benefit is payable in cash in a lump sum upon the death of a participant, a participant's separation from service or disability (as those terms are defined in the Supplemental ESOP), or a change in control (as that term is defined in the Supplemental ESOP) of the Bank or the Company.

     Employment/Change  in  Control  Agreements.  The  anniversary  date  of the
     ------------------------------------------
employment agreement between the Company and Christopher Martin has been changed from July 14 to January 15 of each year. The anniversary date of the change in control agreement between the Company and Thomas M. Lyons also has been changed from July 14 to January 15 of each year. These agreements were entered into in connection with the Company's acquisition of First Sentinel Bancorp, Inc., which acquisition was consummated on July 14, 2004. With the revised anniversary dates, these agreements are in the form of agreement as previously filed by the Company.


Item 9.01.      Financial Statements and Exhibits
                ---------------------------------

               (a)  Financial Statements of Businesses Acquired. Not applicable

               (b)  Pro Forma Financial Information. Not Applicable

               (c)  Exhibits.

                    Exhibit No.    Description
                    ----------     -----------

                       10.11 The Provident Bank 2005 Board of Directors Voluntary Fee Deferral Plan

                       10.12 The Provident Bank Non-Qualified Supplemental Employee Stock Ownership Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PROVIDENT FINANCIAL SERVICES, INC.



DATE:  December 29, 2004            By:    /s/ Paul M. Pantozzi
                                           -------------------------------------
                                           Paul M. Pantozzi
                                           Chairman and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------
10.11           The Provident Bank 2005 Board of Directors
                Voluntary Fee Deferral Plan

10.12           The Provident Bank Non-Qualified Supplemental
                Employee Stock Ownership Plan